                                                                    EXHIBIT 10.1






                          SECURITIES EXCHANGE AGREEMENT


                             dated as of May 6, 1998


                                 by and between


                                   CORAM, INC.
                          CORAM HEALTHCARE CORPORATION

                                       and

                             CERBERUS PARTNERS, L.P.
                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                          FOOTHILL CAPITAL CORPORATION

                     Exchange of Subordinated Rollover Notes
                                  and Warrants

                                       for

                              $150,000,000 Series A
                           Subordinated Notes due 2000

                              $87,922,213 Series B
                     Convertible Subordinated Notes due 2008

                                TABLE OF CONTENTS

Section                                                                                               Page
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
1.  DEFINITIONS........................................................................................  2

2.  EXCHANGE OF SUBORDINATED ROLLOVER NOTES AND WARRANTS FOR NEW NOTES................................. 19
         2.1  Exchange of Subordinated Rollover Notes and Warrants..................................... 19
         2.2  Closing.................................................................................. 19
         2.3  Deliveries at Closing.................................................................... 19
         2.4  The Series A Notes....................................................................... 20
         2.5  The Series B Notes....................................................................... 21
         2.6  Prepayment of the Notes.................................................................. 21
         2.7  Receipt of Payments...................................................................... 24
         2.8  Application of Payments.................................................................. 24
         2.9  Sharing of Payments...................................................................... 24
         2.10  Indemnity............................................................................... 25
         2.11  Access.................................................................................. 25
         2.12  Taxes................................................................................... 26
         2.13  Conversion of Series B Notes............................................................ 27
         2.14  Registration Rights..................................................................... 33
         2.15       Legend............................................................................. 33

3.  NOTEHOLDERS' REPRESENTATIONS....................................................................... 34
         3.1  Investment Intention..................................................................... 34
         3.2  Accredited Investor...................................................................... 34
         3.3  Existence................................................................................ 34
         3.4  Power; Authorization; Enforceable Obligations............................................ 34
         3.5  Ownership of Notes and Warrants.......................................................... 35

4.  REPRESENTATIONS AND WARRANTIES..................................................................... 35
         4.1  Securities Laws.......................................................................... 35
         4.2  Organization; Powers..................................................................... 35
         4.3  Authorization............................................................................ 36
         4.4  Enforceability........................................................................... 36
         4.5  Governmental Approvals................................................................... 37
         4.6  Financial Statements..................................................................... 37
         4.7  No Material Adverse Change............................................................... 37


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

Section                                                                                               Page
-------                                                                                               ----

         4.8  Title to Properties; Possession Under Leases............................................. 37
         4.9  Subsidiaries and Joint Ventures.......................................................... 38
         4.10  Litigation; Compliance with Laws........................................................ 38
         4.11  Agreements.............................................................................. 39
         4.12  Federal Reserve Regulation.............................................................. 39
         4.13  Investment Company Act; Public Utility Holding Company Act.............................. 39
         4.14  Tax Returns............................................................................. 39
         4.15  No Material Misstatements............................................................... 39
         4.16  Employee Benefit Plans.................................................................. 40
         4.17  Environmental Matters................................................................... 40
         4.18  Insurance............................................................................... 41
         4.19  Solvency................................................................................ 41
         4.20  Labor Matters........................................................................... 42
         4.21  Year 2000 Systems....................................................................... 42


5.  AFFIRMATIVE COVENANTS.............................................................................. 43
         5.1  Existence; Businesses and Properties..................................................... 43
         5.2  Insurance................................................................................ 43
         5.3  Obligations and Taxes.................................................................... 44
         5.4  Financial Statements, Reports, Etc....................................................... 44
         5.5  Litigation and Other Notices............................................................. 46
         5.6  Employee Benefits........................................................................ 46
         5.7  Maintaining Records; Access to Properties and Inspections................................ 47
         5.8  Compliance with Environmental Laws....................................................... 47
         5.9  Preparation of Environmental Reports..................................................... 47
         5.10  Further Assurances...................................................................... 47
         5.11  Compliance Procedures................................................................... 48
         5.12  New Amaral Employment Agreement......................................................... 48

6.  NEGATIVE COVENANTS................................................................................. 48
         6.1  Indebtedness............................................................................. 48
         6.2  Liens.................................................................................... 50
         6.3  Sale and Lease-Back Transactions......................................................... 52
         6.4  Investments, Loans and Advances.......................................................... 52
         6.5  Mergers, Consolidations, Sales of Assets and Acquisitions................................ 54
         6.6  Dividends and Distribution............................................................... 55
         6.7  Transactions with Affiliates............................................................. 56
         6.8  Business of Company and Subsidiaries..................................................... 56


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

Section                                                                                               Page
-------                                                                                               ----

         6.9  Fiscal Year.............................................................................. 56
         6.10  Other Agreements........................................................................ 56

7.  CONDITIONS PRECEDENT............................................................................... 57
         7.1  Conditions Precedent..................................................................... 57
         7.2  Additional Conditions.................................................................... 59

8.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES............................................................. 59
         8.1  Events of Default........................................................................ 59
         8.2  Waivers by the Company................................................................... 63
         8.3  Right of Set-Off......................................................................... 63

9.  SUBORDINATION...................................................................................... 64
         9.1  Notes Subordinated to Senior Debt........................................................ 64
         9.2  Priority and Payment Over of Proceeds in Certain Events.................................. 64
         9.3  Rights of Holders of Senior Debt Not to Be Impaired...................................... 66
         9.4  Subrogation.............................................................................. 67
         9.5  Obligations of the Company Unconditional................................................. 67
         9.6  Notice to Holders........................................................................ 68
         9.7  Right of Any Holder as Holder of Senior Debt............................................. 68
         9.8  Reinstatement............................................................................ 68

10.      BOARD OF DIRECTORS............................................................................ 68

11.  MISCELLANEOUS..................................................................................... 69
         11.1  Complete Agreement; Modification of Agreement; Sale of Interests........................ 69
         11.2  Fees and Expenses....................................................................... 71
         11.3  No Waiver by Noteholders................................................................ 72
         11.4  Remedies................................................................................ 73
         11.5  Waiver of Jury Trial.................................................................... 73
         11.6  Severability............................................................................ 73
         11.7  Parties................................................................................. 73
         11.8  Conflict of Terms....................................................................... 73
         11.9  Governing Law........................................................................... 73
         11.10  Notices................................................................................ 74
         11.11  Survival............................................................................... 76
         11.12  Section Titles......................................................................... 76
         11.13  Counterparts........................................................................... 76
         11.14  Publicity.............................................................................. 76



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


Section                                                                                               Page
-------                                                                                               ----

SCHEDULES


         I            New Notes; Initial Account Details
         4.3          Authorization
         4.5          Governmental Approvals
         4.9          Subsidiaries, Designated Subsidiaries and Joint Ventures
         4.10         Litigation; Compliance with Laws
         4.20         Labor Matters
         6.1          Indebtedness
         6.1(xii)     Indebtedness of Joint Ventures or Subsidiaries
         6.2          Liens
         6.4(i)(c)    Investments in Joint Ventures on or Prior to Closing Date
         6.4(i)(d)    Investments in Joint Ventures After Closing Date
         6.4(i)(e)    Joint Ventures in Formation Process
         6.4(v)       Loans to Subsidiaries
         6.7          Transactions with Affiliates

EXHIBITS

         A-1          Form of Series A Note
         A-2          Form of Series B Note
         B-1          Form of Holdings Guarantee
         B-2          Form of Subsidiary Guarantee
         C            Registration Rights
         D            Opinion of Paul, Hastings, Janofsky
                        & Walker LLP


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


                          SECURITIES EXCHANGE AGREEMENT


                  Securities Exchange Agreement, dated as of May 6, 1998, by and between CORAM, INC., a Delaware corporation (the "Company"), CORAM HEALTHCARE CORPORATION, a Delaware corporation ("Holdings"), CERBERUS PARTNERS, L.P. ("Cerberus"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP") and FOOTHILL CAPITAL CORPORATION ("Foothill"), as holders of interests in the Subordinated Rollover Notes and Warrants issued pursuant to the Existing Securities Purchase Agreement referred to below (each a "Noteholder" and, together with any other holders from time to time of interests in the Series A Notes or Series B Notes (as hereinafter defined), collectively, the "Noteholders").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to (i) a Securities Purchase Agreement dated as of April 6, 1995, among the Company, Holdings and Coram Funding, Inc., as amended and supplemented by letter agreements dated October 13, 1995, March 31, 1996, March 28, 1997 and March 29, 1998 (as so amended and supplemented, the "Existing Securities Purchase Agreement"), (ii) a Warrant Agreement dated as of April 6, 1995 between Holdings and Coram Funding, Inc. (the "Warrant Agreement"), (iii) those other documents defined in the Existing Securities Purchase Agreement as "Bridge Documents", (iv) an assignment agreement, dated as of April 22, 1997, between Coram Funding, Inc. as assignor and Cerberus as assignee, and (v) separate assignment agreements dated as of April 22, 1997 between Cerberus as assignor and GSCP and Foothill, respectively, as assignees, the Company is indebted to the Noteholders as at April 13, 1998 in the amount of $229,522,213 (including all principal, interest and fees thereon) and each Noteholder is entitled to Warrants issued or issuable by Holdings exercisable for the number of shares of Common Stock calculated in accordance with the provisions set forth in the Existing Securities Purchase Agreement and the Warrant Agreement;

                  WHEREAS, the Company and Holdings have agreed to issue $8,400,000 in original principal amount of Series B Notes in addition to the Deferred Warrant Consideration in consideration of the cancellation of the Warrants; and

                  WHEREAS, the Company and Holdings have requested the Noteholders to exchange all of their interests in the Subordinated Rollover Notes and the Warrants for their pro rata share of the Series A Notes, the Series B Notes and the Deferred Warrant Consideration referred to herein, and the Noteholders have agreed to such exchange on and subject to the terms and conditions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.  DEFINITIONS

                  "Additional Series A Notes" shall mean Series A Notes issued in satisfaction of the Company's obligation to pay interest on the Series A Notes in accordance with the terms of this Agreement and the Series A Notes.

                  "Additional Series B Notes" shall mean Series B Notes issued in satisfaction of the Company's obligation to pay interest on the Series B Notes in accordance with the terms of this Agreement and the Series B Notes.

                  "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agreement" shall mean this Securities Exchange Agreement including all amendments, modifications and supplements hereto and any appendices, exhibits and schedules hereto or thereto, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Applicable Series A Rate" shall have the meaning set forth in
Section 2.4.

                  "Bank Warrants" shall mean the warrants issued to the lenders under the credit agreement dated as of April 6, 1995 among the Company, Holdings, the lenders named therein and Chemical Bank as Agent, to purchase 2.5 million shares of Common Stock of Holdings or, at the option of such lenders, 6% of the shares of the Company, exercisable at a nominal price over five years.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City or Denver, Colorado, are authorized or required by law to close.

                  "Capital Expenditures" shall mean, for any Person in respect of any period, the sum of (a) the aggregate of all expenditures incurred by such Person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person; provided, however, that Capital Expenditures shall not include (a) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair all or any part of such lost, destroyed or damaged assets, equipment or other property within 12 months of the receipt of such proceeds, or (b) expenditures by such Person to acquire by purchase or otherwise the business, property or fixed assets, or stock or other evidence of beneficial ownership of any other Person as to which no consent of the Required Holders is required under Section 6.4 hereof.

                  "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  A "Change of Control" shall be deemed to have occurred if:

                  (a) any Person or group (within the meaning of Rule 13d-5 of the SEC as in effect on the date hereof) other than the Noteholders or a group composed principally thereof shall own directly or indirectly, beneficially or of record, shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings;

                  (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted Holdings' Board of Directors (together with any new directors whose election to Holdings' Board of Directors or whose nomination for election to Holdings' Board of Directors by Holdings' shareholders was approved by a vote of at least two-thirds of Holdings' directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) together with any individual serving during such period as a member of Holdings' Board of Directors designated pursuant to Section 10 hereof cease for any reason to constitute a majority of Holdings' directors then in office;

                  (c) any change in control with respect to Holdings, the Company or any Subsidiary (or similar event, however denominated) shall occur under and as defined in any agreement in respect of Indebtedness (other than Capital Lease Obligations) to which Holdings, the Company or any Subsidiary is party;

                  (d) Holdings shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding capital stock of the Company free and clear of all Liens other than as a result of the exercise of the Bank Warrants; or

                  (e) The Company shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding capital stock of each of the Significant Subsidiaries other than Curaflex.

                  "Closing" shall have the meaning set forth in Section 2.2 hereof.

                  "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "Common Stock" shall mean the common stock, $.001 par value per share, of Holdings.

                  "Company" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Compensation" shall mean, with respect to any Person, all payments and accruals commonly considered to be compensation, including, without limitation, all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payments in respect of stock option or phantom stock option or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, made to or accrued for the account of such Person or otherwise for the direct or indirect benefit of such Person.

                  "Consolidated Interest Expense" shall mean, with respect to Holdings, the Company and the Subsidiaries on a consolidated basis for any period, interest accrued or paid by Holdings, the Company and the Subsidiaries during such period in respect of Total Debt determined on a consolidated basis in accordance with GAAP; provided that Consolidated Interest Expense shall not include interest accrued or paid on the Series B Notes.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Coram Parties" shall mean Holdings, the Company and the Subsidiary Guarantors.

                  "Curaflex" shall mean Curaflex Health Services, Inc., a Delaware corporation.

                  "Current Market Price" shall mean the average of the daily closing prices for Holdings' Common Stock for the 20 consecutive trading days prior to the date on which it is to be determined.

                  "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Deferred Warrant Consideration" shall mean $4,300,000, payable by the Company in cash in the manner and at the time set forth in
Section 2.3(c).

                  "Designated Subsidiary" shall mean at any time any Subsidiary that has assets with a total market value not in excess of $10,000 at such time and either (a) has not conducted any business or other operations during the 12-month period prior to such time or (b) has, as a result of a group restructuring or asset disposition involving one or more Subsidiaries, in each case permitted by this Agreement, become inactive at such time and will after such time no longer conduct any business or other operations. The Designated Subsidiaries in existence on the date hereof are set forth on Schedule 4.9.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "Earn-out Obligations" shall mean any obligations whether contingent or matured, to pay additional consideration in connection with the acquisition by Holdings, the Company or any Subsidiary of any capital stock or assets.

                  "EBITDA" shall mean, with respect to Holdings, the Company and the Subsidiaries on a consolidated basis for any period, the consolidated net income of such corporation and its subsidiaries on a consolidated basis for such period plus, to the extent deducted in computing such consolidated net income, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) any extraordinary losses and (e) any restructuring charges (whether cash or noncash) in such period minus to the extent added in computing such consolidated net income, any extraordinary gains, all as determined on a consolidated basis with respect to such corporation and its subsidiaries in accordance with GAAP.

                  "Effective Date" shall have the meaning set forth in Section 2.2.

                  "Employee Loan" means a loan by Holdings, the Company or any of their Subsidiaries (a) to one of its employees who has moved more than 50 miles to take or continue employment with Holdings, the Company or any such Subsidiary, as the case may be, and who has not sold his or her residence prior to such move, where the proceeds of such loan are used by such employee for the purpose of purchasing or leasing a residence and such loan becomes due or payable upon the sale by such employee of his or her residence prior to such move or (b) to one of its employees representing payment for any capital stock of Holdings or representing payment of the exercise price of options or other rights to acquire capital stock of Holdings.

                  "Employment Agreement Condition" shall have the meaning set forth in Section 7.1(f).

                  "Environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution or any adverse effect on the environment, in each case caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon:
(a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Law" shall mean any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or human exposure to or the management or Release or threatened Release of any Hazardous Material.

                  "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414 (b) or (c) of the Code or, with respect to any matters that relate to Section 302 of ERISA and Section 412 of the Code, under
Section 414 (b), (c), (m) or (o) of the Code.

                  "Escrow Agent" shall have the meaning set forth in the Existing Securities Purchase Agreement.

                  "Escrow Agreement" shall have the meaning set forth in the Existing Securities Purchase Agreement.

                  "Escrow Securities" shall mean the Subordinated Rollover Notes and the Warrants.

                  "Event of Default" shall have the meaning set forth in Section
8.1 hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

                  "Existing Securities Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

                  "First Adjustment Date" shall mean September 30, 1998.

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

                  "Fiscal Year" shall mean the twelve month period ending December 31. Subsequent changes of the fiscal year of the Company shall not change the term "Fiscal Year," unless the Required Holders shall consent in writing to such changes.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business.

                  "Guarantee Agreements" shall mean the Holdings Guarantee and the Subsidiary Guarantees.

                  "Guarantors" shall mean, collectively, Holdings and the Subsidiary Guarantors.

                  "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Health Care Law" shall mean any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by the Food and Drug Administration, the Health Care Financing Administration, the Department of Health and Human Services ("HHS"), the Office of Inspector General of HHS, the Drug Enforcement Administration, any other Governmental Authority or the Health Industry Manufacturers Association or any other industry organization, including any state and/or local professional licensing laws, certificate of need laws and state reimbursement laws, the Physician Self-Referral Laws, relating in any way to the manufacture, distribution, marketing, sale or other disposition of any product or service of Holdings, the Company or any Subsidiary, the conduct of the business of Holdings, the Company or any Subsidiary, the provision of health care services generally, or to any relationship among Holdings, the Company and its Subsidiaries, on the one hand, and their suppliers and customers and patients and other end-users of their products and services, on the other hand.

                  "Holdings" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Holdings Guarantee" shall mean the guarantee entered by Holdings substantially in the form of Exhibit B-1 hereto.

                  "Home Healthcare Non Compete Agreement" shall mean the non compete agreement to be entered into by Donald Amaral with the Company and/or Holdings, covering the home healthcare industry, with a term of not less than two years commencing no later than May 31, 1998, in a form approved by the Original Noteholders.

                  "Indebtedness" of any Person shall mean, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances in respect thereof of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding operating leases and trade accounts payable and accrued obligations incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business but including any Earn-out Obligations), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all net obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances and (k) all obligations in respect of Reverse Repurchase Agreements. The Indebtedness of any Person shall include the Indebtedness of any partnership consolidated with such Person for financial reporting purposes.

                  "Initial Healthcare Non-Compete Agreement" shall mean the non-compete agreement to be entered into by Donald Amaral with the Company or Holdings, as the case may be, covering the entire healthcare industry, with a term expiring on the earlier date of expiration or termination of the employment agreement dated as of October 13, 1995 between Holdings and Donald J. Amaral and the date on which the New Amaral Employment Agreement becomes effective, in a form approved by the Original Noteholders.

                  "Interest Payment Date" shall have the meaning assigned to such term in Section 2.4 hereof.

                  "Interest Rate Protection Agreement" shall mean any interest rate cap, swap, collar or floor agreement or other agreement or arrangement satisfactory to the Required Holders entered into by the Company designed to protect the Company against fluctuations in interest rates.

                  "IRS" shall mean the U.S. Internal Revenue Service, or any successor thereto.

                  "Joint Venture" shall mean the partnerships listed in Schedule
4.9 and any other Person that is not a Wholly Owned Subsidiary and in which Holdings, the Company or any of the Subsidiaries directly or indirectly holds an ownership interest pursuant to a partnership agreement or other joint venture documents.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the UCC or comparable law of any jurisdiction).

                  "Material Adverse Effect" shall mean a materially adverse effect on (a) the business, assets, operations, properties, financial condition or prospects of Holdings and its Subsidiaries taken as a whole, (b) the ability of Holdings or the Company or the collective ability of the other Coram Parties to perform its or their obligations under the Note Documents and (c) the validity or enforceability of any of the Note Documents.

                  "Merger Event" shall mean, with respect to Holdings, the Company or any Significant Subsidiary, any consolidation with, sale, lease or other transfer of all or substantially all of its assets to, or merger with or into, any other corporation, and, in the case of any such consolidation or merger, Holdings, the Company or such Significant Subsidiary, as the case may be, is not the surviving entity.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "New Amaral Employment Agreement" shall mean an employment agreement between Don Amaral and the Company and/or Holdings, providing for Donald Amaral's employment with the Company for a term of not less than two years commencing on or prior to the Closing Date, in a form approved by the Original Noteholders.

                  "New Healthcare Non-Compete Agreement" shall mean a non-compete agreement to be entered into by Donald Amaral with the Company and/or Holdings, covering the entire healthcare industry, with a term identical to that of the New Amaral Employment Agreement in a form approved by the Original Noteholders.

                  "Non-Compete Agreements" shall mean the Home Healthcare Non-Compete Agreement, the Initial Healthcare Non-Compete Agreement and the New Healthcare Non-Compete Agreement.

                  "Note Documents" shall mean this Agreement, the Notes, the Registration Rights, and the Subsidiary Guarantees.

                  "Noteholder" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Notes" or "New Notes" shall mean the Series A Notes and the Series B Notes.

                  "Obligations" shall mean all amounts owing by the Company to the Noteholders and any of their representative assignees pursuant hereto or the Notes, including, without limitation, all principal, interest, fees, expenses, attorneys' fees and any other sum chargeable to any Coram Party under any of the Note Documents.

                  "Organic Change" shall have the meaning set forth in Section 2.13(g) of this Agreement.

                  "Original Noteholders" shall mean Cerberus, GSCP and Foothill.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 90 days from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Group or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that (i) has a combined capital and surplus and undivided profits of not less than $250,000,000 and (ii) is rated (or the senior debt securities of the holding company of such commercial bank are rated) in one of the three highest grades by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., or another nationally recognized rating agency if neither of such two named rating agencies shall rate such bank; and

                  (d) other investment instruments approved in writing by the Required Holders (whether on an individual basis or pursuant to an approval of any investment policy of the Company).

                  "Permitted Liens" shall have the meaning set forth in Section 4.8.

                  "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of Holdings, the Company or any ERISA Affiliate.

                  "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Physician Self-Referral Laws" shall mean 42 U.S.C. ss. 1320a-7b and ss. 1395nn, as from time to time amended, modified or supplemented, and any successor or similar law, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement of any Governmental Authority that imposes restrictions on the right of Holdings, the Company or any of the Subsidiaries to bill any Governmental Authority if the physician ordering the applicable service has an ownership, investment or other financial interest in Holdings, the Company or any of the Subsidiaries or receives compensation from Holdings, the Company or any of the Subsidiaries, including, by way of example, California Labor Code ss. 139 and California Business & Professions Code ss.ss. 650.01 and 650.02, in each case as from time to time amended, modified or supplemented.

                  "Registration Rights" shall mean the registration rights applicable to the Notes and the shares issuable upon conversion of the Series B Notes, attached as Exhibit C.

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

                  "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to,
(i) or (ii) above.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan.

                  "Required Holders" shall mean those Noteholders who hold at least a majority of the outstanding principal amount of the Notes.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "Reverse Repurchase Agreements" shall mean sales by the Company of its assets consisting of marketable securities with a concurrent agreement by the Company to repurchase the same assets at a later date at a fixed price.

                  "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

                  "Second Adjustment Date" shall mean March 31, 1999.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

                  "Senior Agent" shall mean the "Administrative Agent" or Person performing comparable functions under the Senior Loan Agreement.

                  "Senior Debt" shall mean all principal of and premium, if any, and interest on, and all other amounts owing in respect of any Indebtedness of the Company now or hereafter outstanding under the Senior Loan Agreement which is permitted to be outstanding hereunder, and any extensions, renewals, amendments or modifications thereof, provided that (i) no such extension, renewal, amendment or modification shall increase the principal amount thereof, and (ii) any such extension, renewal, amendment or modification shall be approved by the Required Holders. The phrase "terms of the Senior Debt" shall mean the terms and conditions of all documents, instruments and agreements evidencing or executed in connection with the Senior Debt.

                  "Senior Lender" shall mean the Lenders from time to time under the Senior Loan Agreement.

                  "Senior Loan Agreement" shall mean the agreement to be entered into among the Company as borrower, the Subsidiaries named therein as guarantors and the financial institutions named therein as lenders or to which the credit provided for thereby may be syndicated, providing for senior secured loans to be used by the Company for acquisitions, working capital letters of credit, and general corporate requirements in a form approved by the Original Noteholders.

                  "Series A Maturity Date" shall mean the later of October 15, 2000 and the date which is 90 days after the original maturity date under the Senior Loan Agreement.

                  "Series B Maturity Date shall April 15, 2008.

                  "Series A Notes" shall mean the $150,000,000 Series A Senior Subordinated Notes of the Company issued to the Noteholders hereunder, substantially in the form of Exhibit A-1 hereto, and includes any Additional Series A Notes.

                  "Series B Notes" shall mean the $87,922,213 Series B Senior Subordinated Convertible Notes of the Company issued to the Noteholders hereunder, substantially in the form of Exhibit A-2 hereto, and includes any Additional Series B Notes.

                  "Significant Noteholder" shall have the meaning set forth in
Section 2.11.

                  "Significant Subsidiaries" shall mean T2 Medical, Inc., a Delaware corporation, Coram Resource Network, Inc., a Delaware corporation and Curaflex.

                  "Stockholder Approval" and "Stockholder Approval Condition" shall have the respective meanings set forth in Section 7.1(g).

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interest, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange
Act).

                  "Subordinated Debt" shall have the meaning set forth in
Section 9.1 hereof.

                  "Subordinated Rollover Notes" shall mean the senior subordinated increasing rate notes of the Company issued pursuant to the Existing Securities Purchase Agreement.

                  "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% of all such interests in such partnership or other entity. When such term is used in the context of Holdings or the Company, it shall mean a Subsidiary of Holdings or the Company.

                  "Subsidiary Guarantors" shall mean, collectively, (a) each Subsidiary of the Company, other than the Designated Subsidiaries, which is or becomes a guarantor of the Obligations under this Agreement and (b) each Subsidiary which is or becomes a guarantor of the obligations under the Senior Loan Agreement, and "Subsidiary Guarantees" shall mean each guarantee executed by such Subsidiary Guarantor, substantially in the form of Exhibit B-2 hereto.

                  "Taxes" shall have the meaning set forth in Section 2.12 hereof.

                  "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

                  "Total Debt" shall mean, with respect to Holdings, the Company and the Subsidiaries on a consolidated basis at any time, all Indebtedness of Holdings, the Company and the Subsidiaries as determined on a consolidated basis in accordance with GAAP.

                  "Transactions" shall have the meaning assigned to such term in
Section 4.3.

                  "UCC" shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

                  "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Company, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

                  "Warrant Agreement" shall have the meaning set forth in the recitals to this Agreement.

                  "Warrants" shall mean all the warrants issued or issuable by Holdings to the Noteholders pursuant to the Warrant Agreement.

                  "Welfare Plan" shall mean any welfare plan, as defined in
Section 3(1) of ERISA, which is maintained or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Wholly Owned Subsidiary" shall mean any Subsidiary in which any combination of the Company and the other Wholly Owned Subsidiaries shall own 100% of the outstanding Stock.

                  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP as constituted on the date hereof, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Annexes, Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

2.  EXCHANGE OF SUBORDINATED ROLLOVER NOTES AND WARRANTS FOR NEW NOTES

                  2.1 Exchange of Subordinated Rollover Notes and Warrants. Subject to the terms and conditions set forth in this Agreement, each Noteholder agrees to exchange its pro rata share of the Subordinated Rollover Notes and the Warrants held by it or issuable to it (whether beneficially or of record) at the Closing Date for its pro rata share of the Series A Notes, the Series B Notes and the Deferred Warrant Consideration, on the terms and subject to the conditions set forth herein.

                  2.2 Closing. (a) The closing of the exchange of the Subordinated Rollover Notes and Warrants (the "Closing") shall take place within five Business Days after the satisfaction or waiver of the conditions (the "Closing Conditions") set forth in Article 7 hereof or such date and time as shall be mutually agreed to by the parties hereto (the "Closing Date"), but in any event no later than June 30, 1998, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, or such other place as shall be mutually agreed to by the parties hereto.

                  (b) The effective date of the Closing (the "Effective Date") shall be April 13, 1998, provided that (i) the condition precedent set forth in
Section 7.1(g) is satisfied on or before May 31, 1998 and (ii) the Closing occurs on or before June 30, 1998. If the condition precedent set forth in
Section 7.1(g) is not satisfied by May 31,

1998, then the Effective Date shall be the Closing Date. The parties agree that once all Closing Conditions (other than the Stockholder Approval Condition and the Employment Agreement Condition) have been satisfied or waived, they will be legally and irrevocably bound to close the transactions contemplated hereby upon the earlier of satisfaction by the Company or waiver by the Noteholders of the Closing Conditions, provided, however, that (i) the Noteholders may not unilaterally waive the Stockholder Approval Condition, and (ii) satisfaction or waiver of all Closing Conditions must occur on or prior to June 30, 1998. The Company and Holdings hereby agree to use their best efforts to satisfy all Closing Conditions as soon as reasonably practicable after the date hereof.

                  2.3 Deliveries at Closing. (a) On the Closing Date, the Noteholders will deliver to the Company (i) the Subordinated Rollover Notes or other instrument evidencing such indebtedness marked "cancelled" or similarly annotated, (ii) the Warrants or other documentary evidence (if any) evidencing the Noteholders' entitlement to the Warrants and (iii) a letter signed by the Noteholders terminating the Escrow Agreement.

                  (b) On the Closing Date, the Company will deliver to the Noteholders the New Notes payable to and registered in the name of each Noteholder in the amount set forth on Schedule I hereto; and

                  (c) On the earlier of (i) the closing date of the Senior Loan Agreement and (ii) 90 days after the Closing Date, the Company will pay to each Noteholder in cash its pro rata share of the Deferred Warrant Consideration in the amounts set forth on Schedule I hereto.

                  2.4 The Series A Notes. (a) The Company has authorized the issuance of $150,000,000 in aggregate principal amount of its Series A Notes due on the later of October 15, 2000 and the date which is 90 days after the original maturity date under the Senior Loan Agreement, which shall be in the form of Exhibit A-1 hereto and shall have the terms as herein and therein provided.

                  (b) The Company will pay interest, accruing from and after the Effective Date, on the Series A Notes to each Noteholder quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 1998 (each an "Interest Payment Date") at the Applicable Series A Rate. The "Applicable Series A Rate" shall mean (i) 9 7/8% per annum from the date of issuance to the First Adjustment Date, (ii) 10 1/2% per annum thereafter until the Second Adjustment Date if EBITDA for the nine months ending September 30, 1998 is less than $22,500,000, otherwise at the rate set forth in clause (i) above, and (iii) from the Second Adjustment Date until maturity (or redemption), the rate per annum in effect after the First Adjustment Date plus 5/8% if EBITDA for the 12 months ending March 31, 1999 is less than $32,500,000, otherwise at such rate without the 5/8% increase.

                  (c) The Series A Notes will be payable in full on the Series A Maturity Date.

                  (d) The Company shall have the right, in lieu of payment of interest on the Series A Notes in cash, to pay interest on each Interest Payment Date through the issuance of Additional Series A Notes in principal amount equal to the amount of interest then due and owing. Such Additional Series A Notes shall otherwise be identical to outstanding Series A Notes and will be issued to each Noteholder pro rata; provided, however, that interest due on any Interest Payment Date shall be payable in cash if, on such Interest Payment Date, (A) EBITDA less Capital Expenditures for the period of the four preceding consecutive fiscal quarters divided by four, divided by (B) Consolidated Interest Expense for the immediately preceding fiscal quarter, is equal to or greater than 2.0.

                  (e) Interest in the Series A Notes shall be computed on the basis of a 360 day year of twelve 30 day months.

                  2.5 The Series B Notes. (a) The Company has authorized the issuance of $87,922,213 in aggregate principal amount of its Series B Notes due April 15, 2008, which shall be in the form of Exhibit A-2 hereto and shall have the terms as herein and therein provided.

                  (b) The Company will pay interest, accruing from and after the Effective Date, on the Series B Notes to each Noteholder quarterly in arrears on January 15, April 15, July 15 and October 15 of each quarter, commencing July 15, 1998 (each an "Interest Payment Date") at the rate of 8.00% per annum.

                  (c) The Series B Notes will be payable in full on the Series B Maturity Date.

                  (d) The Company shall have the right, in lieu of payment of interest in cash, to pay interest on each Interest Payment Date through the issuance of Additional Series B Notes in principal amount equal to the amount of interest then due and owing. Such Additional Series B Notes shall otherwise be identical to outstanding Series B Notes and will be issued to each Noteholder pro rata.

                  (e) The Series B Notes shall be convertible into shares of Common Stock on the terms set forth in Section 2.13.

                  (f) Interest on the Series B Notes shall be computed on the basis of a 360 day year of twelve 30 day months.

                  2.6 Prepayment of the Notes. In addition to the payment of the entire unpaid principal amount of the Notes of each series at the final maturity thereof, the Company will make prepayments in respect of the Notes as hereinafter provided.

                  (a) The Company may, without any other penalty or premium, at its option and upon notice as provided below, prepay at any time all, or from time to time any part of, the Series A Notes (in a minimum amount of $1,000,000 and otherwise in multiples of $100,000) at 103% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment. The Company will give each holder of Series A Notes written notice of each optional prepayment under this Section 2.6 (a) not less than 10 days and not more than 30 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business
Day), the aggregate principal amount of the Series A Notes to be prepaid on such date, the principal amount held by each Noteholder to be prepaid (determined in accordance with Section 2.6(e)) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid. Except as otherwise agreed to by the Holders of the outstanding Series A Notes, each prepayment pursuant to this Section 2.6(a) shall be applied to all outstanding Series A Notes, ratably in proportion to the principal amount thereof held by the Holders.

                  (b) The Series B Notes shall not be redeemable at the option of the Company.

                  (c) Within 30 days after the occurrence of a Change of Control or Merger Event, the Company will give written notice thereof to the holders of all outstanding Notes, which notice shall (i) refer specifically to this Section 2.6(c), (ii) describe the Change of Control or Merger Event in reasonable detail and specify the Change of Control Prepayment Date and the Response Date (as respectively defined below) in respect thereof and (iii) offer to prepay all Notes at the price specified below on the date therein specified (the "Change of Control Prepayment Date"), which shall be a Business Day not less than 45 nor more than 60 days after the date of such notice. Each holder of a Note will notify the Company of such holder's acceptance or rejection of the opportunity to redeem by giving written notice of such acceptance or rejection to the Company at least five days prior to the Change of Control Prepayment Date (the "Response Date"), except that the failure by any such holder to respond in writing to such offer on or before the Response Date shall be deemed to be a rejection of such offer by such holder in respect of such Change of Control or Merger Event, as the case may be. Each holder may accept the offer to prepay the Notes as to all or part of the Notes held by it.

                  On the Change of Control Prepayment Date the Company will prepay all of the Notes held by the holders as to which such offer has been accepted, at the principal amount of each such Note, together with interest accrued thereon to the Change in Control Prepayment Date, plus a premium equal to 3% of such principal amount.

                  If any holder shall reject such offer with respect to any Notes held by it, such holder shall be deemed to have waived its rights under this Section 2.6(c) to require prepayment of all such Notes held by such holder in respect of such Change of Control or Merger Event, but not in respect of any subsequent Change of Control or Merger Event.

                  (d) Not less than 30 days nor more than 60 days prior to the maturity date of the Series A Notes, the Company will give written notice thereof to the holders of all outstanding Series B Notes, which notice shall (i) refer specifically to this Section 2.6(d), (ii) specify the Series B Prepayment Date and the Response Date (as respectively defined below) in respect thereof and (iii) offer to prepay all Series B Notes at the price specified below on the date on which the Series A Notes are to be repaid in full (the "Series B Prepayment Date"). Each holder of a Series B Note will notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company at least five days prior to the Series B Prepayment Date (the "Response Date"), except that the failure by any such holder to respond in writing to such offer on or before the Response Date shall be deemed to be a rejection of such offer by such holder in respect of such Series B Prepayment Date.

                  On the Series B Prepayment Date, the Company will prepay all of the Series B Notes held by the holders as to which such offer has been accepted, at the principal amount of each such Series B Note, together with interest accrued thereon to the Series B Prepayment Date.

                  If any holder shall reject such offer, such holder shall be deemed to have waived its rights under this Section 2.6(d) to require prepayment of all Series B Notes held by such holder.

                  (e) In the case of each prepayment of Notes pursuant to this
Section 2.6, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable premium, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued.

                  (f) The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.

                  2.7 Receipt of Payments. The Company shall make each payment under the Notes not later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the account of each Noteholder in the United States as designated by such Noteholder from time to time. The initial accounts designated by the Original Noteholders shall be as set forth on Schedule I. For purposes only of computing interest under the Notes, all payments shall be applied by each Noteholder to the Notes on the day payment has been credited by such Noteholder's bank to such Noteholder's account in immediately available funds.

                  2.8 Application of Payments. The Company irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by the Noteholders from or on behalf of the Company pursuant to the terms of this Agreement, and the Company irrevocably agrees that the Noteholders shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of the Company and in repayment of the Notes as each Noteholder may deem advisable. In the absence of a specific determination by a Noteholder with respect thereto, the same shall be applied in the following order: (i) then due and payable fees and expenses for which the Company has received an invoice; (ii) then due and payable interest payments on the Notes; and (iii) then due and payable principal payments on the Notes.

                  2.9 Sharing of Payments. If any holder of a Note or a portion thereof shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Note held by it in excess of its ratable share of payments on account of the Notes held by all holders thereof, such Noteholder shall forthwith purchase from each other holder such participations in the Notes held by it as shall be necessary to cause such purchasing holder to share the excess payment ratably with each other Noteholder; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Noteholder, such purchase shall be rescinded and such Noteholder shall repay to the purchasing holder the purchase price to the extent of such recovery together with an amount equal to such Noteholder's ratable share (according to the proportion of (i) the amount of such Noteholder's required repayment to (ii) the total amount so recovered from the purchasing Noteholder) of any interest or other amount paid or payable by the purchasing holder in respect of the total amount so recovered. The Company agrees to make all payments on the Notes to all holders thereof (other than any payments made pursuant to Section 2.6(c) and (d)) on a pro rata basis, based on the principal amount of the Series A Notes and Series B Notes held by each.

                  2.10 Indemnity. Each of Holdings and the Company shall indemnify and hold each Noteholder and each of its respective officers, directors, employees and Affiliates harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements, including those incurred upon any appeal) (collectively, the "Indemnified Liabilities") which may be instituted or asserted against or incurred by such Noteholder or such other indemnified Person as the result of (i) its having entered into this Agreement or any of the other Note Documents or having exchanged its interest in the Subordinated Rollover Notes and the Warrants hereunder in respect of any Indemnified Liabilities arising out of any suit, action, proceeding or claim instituted by or on behalf of any third party alleging tortious interference or by or on behalf of Holdings, the Company or their Subsidiaries, any securityholder, officer or director of any of the foregoing acting in such capacity, or any person claiming by, through or on behalf of, derivately or otherwise, any such person or entity, or (ii) relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by Holdings or the Company contained herein or in any Note Document or (iii) arising out of any Environmental Law applicable to Holdings, the Company or any Subsidiaries; provided, however, that neither Holdings nor the Company shall be liable for such indemnification to such indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from (i) a breach or default by any Noteholder or any holder in performing its obligations under any of the Note Documents or (ii) such indemnified Person's gross negligence or willful misconduct or (iii) any action by any Noteholder against another Noteholder or
(iv) any action by equity holders of any Noteholder against such Noteholder relating to or arising out of such Noteholder's entering into this Agreement or any of the other Note Documents.

                  2.11 Access. The Noteholders and any of their respective officers, employees and/or agents shall have the right, exercisable as frequently as it reasonably determines to be appropriate but in any event not more than once in any 30 day period, upon a reasonable advance notice during normal business hours, to inspect the properties and facilities of Holdings, the Company and its Subsidiaries and to inspect, audit and make extracts from all of Holdings, the Company's and such Subsidiaries' records, files and books of account, unless the disclosure of any such information is prohibited by law. The Company or Holdings, as the case may be, shall deliver any document or instrument reasonably necessary for any Noteholder, as such Noteholder may request, to obtain access to records of Holdings, the Company or any Subsidiaries from any service bureau for the purposes described in the preceding sentence. Holdings and the Company shall instruct its and its Subsidiaries' banking and other financial institutions to make available to each Noteholder which individually or through its Affiliates holds 10% or more of the principal amount of the Notes issued on the Closing Date (or 10% or more of the principal amount of either Series of Notes issued on the Closing Date) (a "Significant Noteholder"), such information and records as such Noteholders may reasonably request. Nothing in this Agreement shall require Holdings, the Company or any of their Subsidiaries to provide or permit access to or for any person who is or could reasonably be expected to become in the foreseeable future a competitor of Holdings, the Company or any of their Subsidiaries other than any information that is generally available to the public.

                  2.12 Taxes. (a) The Company agrees to pay any present or future stamp or documentary taxes or any other sales, transfer, excise, mortgage recording or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, the shares of Common Stock issuable upon conversion of the Series B Notes, or the other Note Documents (hereinafter referred to as "Taxes").

                  (b) The Company shall indemnify each Noteholder for the full amount of Taxes paid by such Noteholder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto not resulting from such Noteholder's delay, gross negligence or wilful misconduct. This indemnification shall be made within 30 days from the date any Noteholder makes written demand therefor.

                  (c) Within 30 days after the date of any payment of Taxes, the Company shall furnish to each Noteholder the original or a certified copy of a receipt evidencing payment thereof.

                  (d) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 2.12 shall survive the payment in full of the Notes.

                  (e) Notwithstanding anything herein to the contrary, nothing in any Note Document shall obligate Holdings, the Company or any Subsidiary to make any payment to any Person in respect of or relating to any tax of any nature whatsoever based upon income of any such Person.

                  2.13 Conversion of Series B Notes. (a) Subject to the provisions for adjustment hereinafter set forth, the Series B Notes shall be convertible, in whole or in part, at any time and from time to time, at the option of the holder thereof (a "Conversion"), up to the outstanding principal amount of Series B Notes held by such holder thereof at the time of such conversion into a number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the principal amount of the Series B Notes to be converted by (B) the Conversion Price (as hereinafter defined). The Conversion Price shall initially be $3.00 per share of Common Stock and shall be adjusted on the First Conversion Price Adjustment Date and Second Conversion Adjustment Date as hereinafter provided. On April 13, 1999 (the "First Conversion Price Adjustment Date"), the Conversion Price shall be adjusted to equal the lesser of (A) the then current Conversion Price and (B) the Current Market Price on the First Conversion Price Adjustment Date; and on October 13, 1999 (the "Second Conversion Price Adjustment Date"), the Conversion Price shall be adjusted to equal to the lesser of (A) the then current Conversion Price and (B) the Current Market Price on the Second Conversion Price Adjustment Date. The Conversion Price shall be subject to further adjustments from time to time pursuant to Section 2.13(f) below.

                  No fractional shares shall be issued upon the conversion of any Series B Notes. All shares of Common Stock (including fractions thereof) issuable upon conversion of Series B Notes by a holder thereof shall be aggregated for purposes of determining whether conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, Holdings shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the Current Market Price of such fraction on the date of conversion.

                  (b)(_)(_) A conversion of the Series B Notes may be effected by any

Noteholder upon the surrender to Holdings at the principal office of Holdings of the certificate for such Series B Notes to be converted accompanied by a written notice stating that such Noteholder elects to convert all or a specified amount of its Series B Notes in accordance with the provisions of this Section 2.13 and specifying the name or names in which such Noteholder wishes the certificate or certificates for shares of Common Stock to be issued.

                  (c) In case the written notice specifying the name or names in which any Noteholder wishes the certificate or certificates for shares of Common Stock to be issued shall specify a name or names other than that of such Noteholder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, Holdings will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Notes pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of Holdings that such taxes have been paid), Holdings shall deliver or cause to be delivered (1) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of Series B Notes being converted shall be entitled and (2) if less than all the Series B Notes evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the Series B Notes evidenced by such surrendered certificate or certificates less the number of Series B Notes being converted.

                  (d) A conversion shall be deemed to have been made at the close of business on the date of giving the written notice referred to in the first sentence of (b) above and of such surrender of the certificate or certificates representing the Series B Notes to be converted so that the rights of the holder thereof as to the Series B Notes being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                  (e) Holdings shall at all times reserve, and keep available for issuance upon the conversion of the Series B Notes, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding Series B Notes, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding Series B Notes.

                  (f) The Conversion Price will be subject to adjustment from time to time as follows:

                         (i) In case Holdings shall at any time or from time to
time after the Closing Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of Holdings, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Series B Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of Holdings which Noteholder would have owned or have been entitled to receive after the happening of any of the events described above, had such Series B Notes been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which Section 2.13(g) applies.

                         (ii) In case Holdings shall issue shares of Common
Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock), other than pursuant to existing obligations or pursuant to any existing employee benefit plan after the Closing Date, other than issuances covered by clause (i) above, at a price per share (or having an exercise, conversion or exchange price per share) less than the Conversion Price as of the date of issuance of such shares or of such rights, warrants or other convertible or exchangeable securities, then, and in each such case, the Conversion Price shall be reduced (but not increased) to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the then existing Conversion Price, plus (y) the aggregate number of shares of Common Stock the aggregate consideration, if any, received by Company upon such issue would purchase at the Conversion Price then in effect, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale (in the case of warrants or convertible securities, on an as exercised or as converted basis, as the case may be). For the purpose of determining the consideration received by Holdings upon any such issue pursuant to clause (y) above, if the consideration received by Holdings is other than cash, its value will be deemed its fair market value, as determined in good faith by the Board of Directors of Holdings.

                           (iii) An adjustment made pursuant to clause (ii)
                  above shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. No adjustment shall be made pursuant to clause (ii) in respect of any issuance of shares of Common Stock on or prior to the Closing Date. For purposes of clause (ii), the aggregate consideration received by Holdings in connection with the issuance of shares of Common Stock or of rights, warrants or other securities exchangeable or convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price of all such Common Stock and such rights, warrants, or other exchangeable or convertible securities plus the aggregate amount, if any, receivable upon exchange or conversion of any such exchangeable or convertible securities into shares of Common Stock.

                           (iv) In case Holdings shall at any time or from time
                  to time after the Closing Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of Holdings or any of its Subsidiaries by way of dividend or spinoff), on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (i) above and cash dividends paid out of retained earnings, than the Conversion Price shall be adjusted so that the holder of Series B Notes shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable Conversion Price on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock at such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value of such dividend or distribution per share of Common Stock. No adjustment shall be made pursuant to this clause (iv) in connection with any transaction to which
                  Section 2.13(g) applies.

                           (v) For purposes of this Section 2.13(f), the number
                  of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of Holdings or any of its Subsidiaries.

                           (vi) If Holdings shall take a record of the holders
                  of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section 2.13(f) or in the Conversion Price then in effect shall be required by reason of the taking of such record.

                           (vii) Anything in this Section 2.13(f) to the
                  contrary notwithstanding, Holdings shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Price by at least one cent, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least one cent, such change in Conversion Price shall thereupon be given effect.

                           (viii) If any option or warrant expires or is
                  cancelled without having been exercised, then, for the purposes of the adjustments set forth above, such option or warrant shall have been deemed not to have been issued and the Conversion Price shall be adjusted accordingly. No holder of Common Stock which was previously issued upon conversion of Series B Notes shall have any obligation to redeem or cancel any such shares of Common Stock as a result of the operation of this clause (viii).

                  (g) In case of any reorganization of capital, reclassification of capital stock (other than a reclassification of capital subject to 2.13(f)(i)), consolidation or merger with or into another corporation (where Holdings is not the surviving corporation), or sale, transfer or disposition of all or substantially all the property, assets or business of Holdings to another corporation (any one or more of such events being an "Organic Change"), the Series B Notes then outstanding, shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Organic Change, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Organic Change by a holder of that number of shares of Common Stock into which the Series B Notes was convertible immediately prior to such Organic Change (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Organic Change). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 2.13(g) shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

                  (h) In case at any time or from time to time Holdings shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of Holdings or consolidation or merger of Holdings with or into another corporation, or any sale or conveyance to another corporation of the property of Holdings as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of Holdings, then, in any one or more of said cases, Holdings shall give at least 20 days' prior written notice to the registered holders of the Series B Notes at the addresses of each as shown on the books of Holdings as of the date on which (i) the books of Holdings shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such non-bankruptcy reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Organic Change to which Section 2.13(g) applies Holdings shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such non-bankruptcy reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

                  (i) Reports as to Adjustments. Upon any adjustment of the Conversion Price then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in this Section 2.13, then, and in each such case, Holdings shall promptly deliver to each holder of the Series B Notes, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Secretary of Holdings setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by this Section 2.13, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series B Notes may be given in advance and included as part of the notice required under the provisions of Section 11.10.

                  2.14 Registration Rights. The Notes and the shares of Common Stock issuable upon conversion of the Series B Notes shall have the benefit of the registration rights set forth on Exhibit C to this Agreement.

                  2.15 Legend. Each certificate representing the Notes shall bear a legend substantially in the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE, OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

3.  NOTEHOLDERS' REPRESENTATIONS

                  Each Noteholder severally makes the following representations and warranties as to itself only to Holdings and the Company, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

                  3.1 Investment Intention. Each Noteholder is holding the Notes for its own account, for investment purposes and not with a view to the distribution thereof. Each Noteholder will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of the Notes (or solicit any offers to buy, purchase, or otherwise acquire the Notes), except in compliance with the Securities Act.

                  3.2 Accredited Investor. Each Noteholder is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

                  3.3 Existence. Each Noteholder is a corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  3.4 Power; Authorization; Enforceable Obligations. The execution, delivery and performance by such Noteholder of this Agreement and the other Note Documents to be executed by it: (i) are within such Noteholder's corporate or partnership power, as applicable; (ii) have been duly authorized by all necessary corporate or partnership action, as applicable; (iii) are not in contra-vention of any provision of such Noteholder's certificate of incorporation or by-laws, or partnership agreement, or certificate of limited partnership, as applicable; and (iv) will not violate any law or regulation, or any order or decree of any Governmental Authority binding on such Noteholder. This Agreement and the other Note Documents to which such Noteholder is a party have each been duly executed and delivered by Noteholder and constitute the legal, valid and binding obligations of such Noteholder, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  3.5 Ownership of Notes and Warrants. The Noteholders are the beneficial owners of, and have good and marketable title to, the Subordinated Rollover Notes and the Warrants and, on the Closing Date will deliver for exchange their interests in the Subordinated Rollover Notes and the Warrants, free and clear of all Liens, options, purchase rights, contracts, commitments, equities, claims and demands. No Noteholder is a party to any option, warrant, purchase right or other contract or commitment that could require such Noteholder to sell, transfer or dispose of any of the Subordinated Rollover Notes, Warrants, or any Common Stock or other property issuable upon exercise of the Warrants (other than this Agreement). No Noteholder is a party to any voting trust, proxy or other agreement or understanding with respect to voting of any capital stock of Holdings.

4.  REPRESENTATIONS AND WARRANTIES

                  Each of Holdings and the Company makes the following representations and warranties to the Noteholders on the date hereof and on the Closing Date, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

                  4.1 Securities Laws. The exchange of the Subordinated Rollover Notes and Warrants for New Notes and the Deferred Warrant Consideration, as provided in this Agreement, are exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereof, and all applicable state securities laws, and are otherwise in compliance with such laws. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the New Notes under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or exchange of the New Notes to the registration requirements of Section 5 of the Securities Act.

                  4.2 Organization; Powers. Each of Holdings, the Company and the Subsidiaries (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and has in effect all the requisite permits, approvals and other authorizations from all applicable Governmental Authorities, to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have any such power or authority could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, and (d) in the case of the Coram Parties, has the corporate power and authority to execute, deliver and perform its obligations under each of the Note Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Company, to issue the Notes hereunder.

                  4.3 Authorization. The execution, delivery and performance by each of Holdings, the Company and the other Coram Parties of each of the Note Documents to which it is party and the issuance of the Notes hereunder (the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Company or any Coram Party, (B) any order of any Governmental Authority or (C) except as set forth on Schedule 4.3, any provision of any indenture, agreement or other instrument to which Holdings, the Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound, except, in the case of this clause (C), to the extent any such violations could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to adversely affect the Noteholders in any material respect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument that is material to any Coram Party or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Company or any Subsidiary.

                  4.4 Enforceability. This Agreement has been duly executed and delivered by Holdings and the Company and constitutes, and each other Note Document when executed and delivered by the Company and each other Coram Party thereto will constitute, a legal, valid and binding obligation of the Company and such Coram Party enforceable against the Company and such Coram Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  4.5 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for those set forth on Schedule 4.5 which have been or will be made or obtained on or prior to the Closing Date and are or will on the Closing Date be in full force and effect.

                  4.6 Financial Statements. The Company has heretofore furnished to the Noteholders (a) the consolidated balance sheets and statements of income and cashflows of Holdings as of and for each of the fiscal years ended December 31, 1995, 1996 and 1997, respectively, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cashflows of Holdings and its consolidated subsidiaries, as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except as otherwise indicated in the notes thereto.

                  4.7 No Material Adverse Change. There has been no material adverse change in the business, assets, operations, properties, financial condition or prospects of Holdings, the Company and the Subsidiaries, taken as a whole, in each case since December 31, 1997.

                  4.8 Title to Properties; Possession Under Leases. (a) Each of Holdings, the Company and their Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.2 ("Permitted Liens").

                  (b) Each of Holdings, the Company and the Subsidiaries has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect, except for any instances of noncompliance and such failures of such leases to be in full force and effect that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of Holdings, the Company and the Subsidiaries enjoys peaceful and undisturbed possession under all such leases except to the extent that the failure to enjoy such peaceful and undisturbed possession could not reasonably be expected to result in a Material Adverse Effect.

                  4.9 Subsidiaries and Joint Ventures. (a) Except as may result from the exercise of the Bank Warrants by the holders thereof for shares of the Company, Holdings directly owns 100% of the capital stock of the Company and does not and shall not own directly any equity interest in any other Person and
(b) Schedule 4.9 sets forth as of the Closing Date a list of all the Subsidiaries, Designated Subsidiaries and Joint Ventures and the direct or indirect percentage ownership interest of the Company therein.

                  4.10 Litigation; Compliance with Laws. (a) Except as set forth on Schedule 4.10, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Company, threatened against or affecting Holdings, the Company or any Subsidiary or any business, property or rights of any such Person (i) that involve any Note Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (b) None of Holdings, the Company or any of the Subsidiaries nor any of their respective properties or assets is in violation of, nor is the continued operation of their material properties and assets as currently conducted reasonably expected to violate, any law, rule or regulation (including any Health Care Law, any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected individually or in the aggregate, to result in a Material Adverse Effect.

                  (c) Except as set forth on Schedule 4.10, there currently exists (i) no assertion of any claim of material violation by Holdings, the Company or any of the Subsidiaries of the Physician Self-Referral Laws, and (ii) no active inquiry, investigation or audit with respect to the compliance of Holdings, the Company or any of the Subsidiaries with the Physician Self-Referral Laws, in either case that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  4.11 Agreements. (a) None of Holdings, the Company or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially adversely affect the rights, remedies and benefits available to the Noteholders under any Note Document.

                  (b) None of Holdings, the Company or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially adversely affect the rights, remedies and benefits available to the Noteholders under any Note Document.

                  4.12 Federal Reserve Regulation. None of Holdings, the Company or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.

                  4.13 Investment Company Act; Public Utility Holding Company Act. Neither the Company nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  4.14 Tax Returns. Each of Holdings, the Company and the Subsidiaries has filed or caused to be filed all federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except for (a) state and local taxes, fees and assessments that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or to materially adversely affect the rights, remedies and benefits available to the Noteholders under any Note Document and (b) taxes that are being contested in good faith by appropriate proceedings and for which the Company shall have set aside on its books adequate reserves.

                  4.15 No Material Misstatements. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Company to the Noteholders in connection with the negotiation of any Note Document or included therein or delivered pursuant thereto, taken as a whole, did and do not contain any material misstatement of fact or did and do not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast, projection or other forward-looking statements, the Company represents only that it acted in good faith and utilized reasonable assumptions based on information available to it at the time of preparation thereof and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts, projections and other forward-looking statements by their nature involve approximations and uncertainties).

                  4.16 Employee Benefit Plans. Each of Holdings, the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred in respect of any Plan of Holdings, the Company or any ERISA Affiliate that could reasonably be expected to have a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, materially exceed the value of the assets of such Plan. Neither Holdings, the Company nor any ERISA Affiliate has incurred any Withdrawal Liability that could reasonably be expected to have a Material Adverse Effect. Neither Holdings, the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that could reasonably be expected to have a Material Adverse Effect.

                  4.17 Environmental Matters. (a) The properties owned or operated by Holdings, the Company and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations that (i) constitute, or constituted a violation of, or (ii) could give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a liability to Holdings, the Company and the Subsidiaries in excess of $5,000,000.

                  (b) The Properties and all operations of Holdings, the Company and the Subsidiaries are in compliance, and in all prior periods have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a liability to Holdings, the Company and the Subsidiaries in excess of $5,000,000.

                  (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of Holdings, the Company or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a liability to Holdings, the Company and the Subsidiaries in excess of $5,000,000.

                  (d) None of Holdings, the Company or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Company or the Subsidiaries or with regard to any Person whose liabilities for environmental matters Holdings, the Company or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, that, in the aggregate, could reasonably be expected to result in a liability to Holdings, the Company and the Subsidiaries in excess of $5,000,000, nor do Holdings, the Company or the Subsidiaries have reason to believe that any such notice will be received or is being threatened.

                  (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law that could reasonably be expected to result in a liability to Holdings, the Company and the Subsidiaries in excess of $5,000,000, nor have any of Holdings, the Company or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a liability to Holdings, the Company and the Subsidiaries in excess of $5,000,000.

                  4.18 Insurance. Holdings, the Company and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

                  4.19 Solvency. The Company does not intend to, and will not permit any Subsidiary to, and does not believe that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                  4.20 Labor Matters. Except as set forth in Schedule 4.20, there are no strikes pending or, to the best knowledge of Holdings and the Company, threatened against the Company or any Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The hours worked and payment made to employees and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters, and all payments due from the Company or any Subsidiary or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiary, except to the extent that any such violation or any failure to make such payment or accrual, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  4.21 Year 2000 Systems. The Company is using its best efforts to implement the necessary changes to make all material Date Data and Date-Sensitive Systems Year 2000 Compliant. "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information. "Date-Sensitive System" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by the Coram Parties for their internal use, or which the Coram Parties sell, lease, license, assign or otherwise provide, or the provision or operation of which the Coram Parties provides the benefit, to its customer, vendors, suppliers, affiliates or any other third party. "Year 2000 Compliant" means (i) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

5. AFFIRMATIVE COVENANTS

                  Each of Holdings and the Company covenants and agrees with each Noteholder that, so long as any Notes are outstanding, unless the Required Holders shall otherwise consent in writing, Holdings and the Company will, and will cause each of its Subsidiaries to:

                  5.1 Existence; Businesses and Properties. (i) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.5.

                  (ii)(a) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary for the conduct of its business; (b) maintain and operate such business prudently in accordance with applicable industry practice; (c) comply with all applicable laws, rules, regulations (including any Health Care Law, any zoning or building law, any Environmental Law and any ordinance, code or approval) and orders of any Governmental Authority, whether now in effect or hereafter enacted; and (d) at all times maintain and preserve all property necessary for the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except, in the case of clauses (a), (c) and (d), to the extent that the failure to comply with such covenants could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  5.2 Insurance. With respect to itself and each of its Subsidiaries (other than the Designated Subsidiaries), keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including (i) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and (ii) business interruption insurance; and maintain such other insurance as may be required by law, provided, however, that in no event shall any bonding requirements that have been or may in the future be imposed under Medicare by the Healthcare Financing Administration be deemed to be requirements in respect of insurance for any purpose hereunder.

                  5.3 Obligations and Taxes. Pay and discharge promptly when due
(i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default and (ii) all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to give rise to a Lien upon such properties or any part thereof that would not constitute a Permitted Lien hereunder; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

                  5.4 Financial Statements, Reports, Etc. In the case of Holdings, furnish to each Significant Noteholder:

                      (i) within 90 days after the end of each fiscal year, (a) its consolidated and consolidating balance sheets and related statements of operations and stockholders' equity and consolidated statement of cash flows showing the financial condition of Holdings and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition, results of operations and cashflows of Holdings on a consolidated basis in accordance with GAAP consistently applied and (b) a comparison of such annual results to the budget prepared by the Company with respect to such fiscal year;

                      (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the Company's quarterly report on Form 10-Q for each such period;

                       (iii) concurrently with any delivery of financial statements under (i) or (ii) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (a) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (b) setting forth computations in reasonable detail satisfactory to the Noteholders setting forth the calculations required by Sections 2.4(b) and 2.4(d) of this Agreement on the relevant dates and for the relevant periods under such Sections;

                        (iv) not later than thirty days after approval by Holdings' Board of Directors, (a) the budget for such fiscal year prepared by the Company and (b) financial projections of Holdings and its consolidated subsidiaries through the greater of three years and those that are actually prepared and available, containing substantially the same information as is required to be provided under the Senior Loan Agreement, all certified by the chief financial officer of Holdings to be a good faith estimate of the forecasted financial performance of Holdings and its consolidated subsidiaries for such period based on the information available to Holdings at the time of preparation;

                         (v) not later than 60 days after the end of each fiscal quarter, a certificate of a Financial Officer of Holdings setting forth
         (a) a list of all Designated Subsidiaries added or terminated during such fiscal quarter, and (b) a list of all Joint Ventures created, acquired, terminated or otherwise disposed of during such fiscal quarter;

                        (vi) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the SEC, or with any national securities exchange, or distributed to its shareholders generally, as the case may be (with the exhibits relating thereto to be provided, at the Company's expense, upon the request of any Noteholder); and

                       (vii) (a) at the time the same is provided to the Senior Agent or any Senior Lender under the Senior Loan Agreement, any information provided to such Persons pursuant to the provisions thereof and (b) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Note Document, as the Noteholders may reasonably request.

Copies of all reports delivered as provided in subsection (vi) above that include the information required in subsections (i) and (ii) above shall to that extent be deemed to satisfy the requirements of such subsections (i) and (ii).

                  5.5 Litigation and Other Notices. Furnish to the Noteholders prompt (but in any event within five Business Days thereof) written notice of the following:

                      (i) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                      (ii) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

                      (iii) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  5.6 Employee Benefits. (i) Comply in all material respects with the applicable provisions of ERISA and the Code and (ii) furnish to the Noteholders (a) as soon as possible after, and in any event within 30 days after any Responsible Officer of Holdings, the Company or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of Holdings, the Company or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Company proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (b) promptly after receipt thereof, a copy of any notice that Holdings, the Company or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (c) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Company proposes to take with respect thereto, together with a copy of any such notice given to the PBGC and (d) promptly and in any event within 30 days after receipt thereof by Holdings, the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Holdings, the Company or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA.

                  5.7 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any representatives designated by any Noteholder to visit and inspect the financial records and the properties of Holdings, the Company or any Subsidiary at reasonable times and intervals and as often as reasonably requested, but, except where a Default or Event of Default has occurred and is continuing, in no event more than once in any 30 day period and to make extracts from and copies of such financial records. and permit any representatives designated by any Noteholder to discuss the affairs, finances and condition of Holdings, the Company or any Subsidiary with the officers thereof and independent accountants therefor.

                  5.8 Compliance with Environmental Laws. Comply, and cause all lessees and other Persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws, except to the extent that any failure to comply with the foregoing could not reasonably be expected, individually or in the aggregate, to result in a liability to Holdings, the Company and the Subsidiaries in excess of $5,000,000.

                  5.9 Preparation of Environmental Reports. If a default caused by reason of a breach of Section 4.17 or 5.8 shall have occurred and be continuing, at the request of the Required Holders, provide to Noteholders within 45 days (or such longer period as shall reasonably be required, so long as the Required Holders do not object thereto) after such request, at the expense of the Company, an environmental site assessment report for the Properties that are the subject of such default prepared by an environmental consulting firm acceptable to the Noteholders, indicating the presence or absence of Hazardous Materials and a good faith estimate of the cost of any compliance or Remedial Action in connection with such Properties.

                  5.10 Further Assurances. Execute any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or which the Noteholders may reasonably request, in order to effectuate the transactions contemplated by the Note Documents.

                  5.11 Compliance Procedures. At all times comply in all material respects with applicable Physician Self-Referral Laws and maintain adequate internal audit procedures to assure substantial compliance with applicable Physician Self-Referral Laws.

                  5.12 New Amaral Employment Agreement. Use its best efforts to enter into the New Amaral Employment Agreement by not later than May 31, 1998.


6.  NEGATIVE COVENANTS

                  Each of Holdings and the Company covenants and agrees with each Noteholder that, so long as any Notes are outstanding, unless the Required Holders shall otherwise consent in writing, Holdings and the Company will not, and will not cause or permit any of the Subsidiaries to:

                  6.1 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                      (i) in the case of Holdings, the Company, each Wholly Owned Subsidiary and each Subsidiary that is not a Joint Venture, Indebtedness for borrowed money existing on the date hereof and set forth in Schedule 6.1 and any extensions, renewals or replacements of such Indebtedness to the extent that (i) the aggregate principal amount of such Indebtedness is not at any time increased, (ii) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and
         (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement;

                      (ii) in the case of the Company, Senior Debt in an aggregate principal amount not to exceed $65,000,000 at any time outstanding;

                      (iii) in the case of the Guarantors, the guarantees under the Guarantee Agreements;

                      (iv) in the case of the Company, Interest Rate Protection Agreements, entered into in order to hedge the interest payable on up to 100% of the aggregate principal amount of the Senior Debt outstanding as of the date on which the most recent such Interest Rate Protection Agreement is entered into, in the form approved by the Required Holders;

                      (v) in the case of the Company, Indebtedness created hereunder;

                      (vi) intercompany Indebtedness between (a) the Company and any of the Wholly Owned Subsidiaries, (b) any Wholly Owned Subsidiaries of the Company and (c) between Holdings and the Company or any Wholly Owned Subsidiary, in an aggregate amount not exceeding at any time $2,000,000;

                      (vii) Indebtedness consisting of Earn-out Obligations not in excess of $5,000,000 at any time outstanding;

                      (viii) in the case of the Company, Guarantees issued for the benefit of any Wholly Owned Subsidiary in respect of obligations under operating leases and other obligations in the ordinary course of business;

                      (ix)   Reverse Repurchase Agreements permitted under
         Section 6.4(vi);

                      (x) Indebtedness owing by a Subsidiary existing at the time such Subsidiary was acquired (or assumed by the Company or such Subsidiary at the time assets of such Subsidiary were acquired) (and any extensions, renewals or replacements of such Indebtedness to the extent that (i) the aggregate principal amount of such Indebtedness is not at any time increased, (ii) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement), provided such Indebtedness was not incurred or created in connection with or in contemplation of such acquisition;

                      (xi) Indebtedness of any Joint Venture owing to Holdings, the Company or any other Subsidiary to the extent permitted by Section 6.4(v);

                       (xii) in the case of any Joint Venture or any Subsidiary that is not a Wholly Owned Subsidiary, Indebtedness for borrowed money and Capital Lease Obligations existing on the date hereof and set forth in Schedule 6.1(xii) (and any extensions, renewals or replacements of such Indebtedness to the extent that (A) the aggregate principal amount of such Indebtedness is not at any time increased, (B) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and
         (C) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement);

                  (xiii) Capital Lease Obligations entered into in the ordinary course of business not exceeding in the aggregate $5,000,000 at any time (exclusive of any sale and leaseback transactions permitted by Section 6.3).

                  6.2 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it, on any income or revenues or rights in respect of any thereof, except:

                      (i) Liens on property or assets of the Company and its Subsidiaries existing on the date of the Senior Loan Agreement as set forth in Schedule 6.2 thereto, provided that (subject to the provisions of subsection (xii) below) such Liens shall secure only those obligations that they secure on the date hereof;

                      (ii)  any Lien securing the Senior Debt;

                      (iii) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary provided that
         (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Company or any Subsidiary;

                      (iv) Liens for taxes not yet due or that are being contested in compliance with Section 5.3;

                      (v)   carriers', warehousemen's, mechanic's,
         materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in compliance with Section 5.3;

                      (vi) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                      (vii) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                      (viii) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                      (ix) any Lien existing or arising by operation of law in the ordinary course of business of Holdings, the Company and its Subsidiaries, such as banker's Liens or similar rights of offset;

                      (x) (a) Liens placed upon real or personal property acquired or held in the ordinary course of business at the time of acquisition or improvement of such property to secure the purchase price thereof or incurred solely to finance the acquisition or improvement of such property, provided that (A) such Liens do not cover property other than the property acquired or improved and (B) the Indebtedness secured by such Liens does not in any case exceed the lesser of the cost or fair market value of such property at the time of such acquisition, and (b) liens incurred in connection with Capital Lease Obligations, so long as the aggregate principal amount of Indebtedness secured by the Liens permitted pursuant to this paragraph
         (x) is permitted pursuant to Section 6.1(xiii);

                      (xi) attachment or judgment Liens not in excess of $2,500,000 in the aggregate and any other immaterial attachment or judgment Lien discharged within 30 days of the entry of judgment or the expiry of stay (provided that no foreclosure action has been commenced with respect to such Liens that has not been stayed or discharged within thirty (30) days); and

                      (xii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in paragraphs (i), (iii) and (x) above, provided that (a) any extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced is not increased and
         (ii) the extension, renewal or refinancing of such Indebtedness is permitted pursuant to Section 6.1.

                  6.3 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for the sale and lease-back of the Sabratek pumps or any similar arrangements entered into amending or in replacement of such arrangement and except that the Company or any Subsidiary may enter into any such arrangement with respect to computer equipment and motor vehicles so long as the aggregate amount of Indebtedness incurred in connection with such arrangements does not exceed $5,000,000 at any time outstanding.

                  6.4 Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (each, an "Investment"), except:

                         (i) (a) Investments by the Company or any Subsidiary Guarantor permitted by Section 6.4(iv) in any Subsidiary Guarantor or in any Person that, immediately after the making of such Investment, is a Subsidiary Guarantor, (b) Investments by Holdings in the capital stock of the Company, (c) Investments by the Company or any Subsidiary Guarantor made on or prior to the Closing Date in any Joint Venture that is in existence as of the Closing Date and described on Schedule 6.4(i)(c), (d) Investments by the Company or any Subsidiary Guarantor made after the Closing Date in any Joint Venture that is in existence as of the Closing Date and described on Schedule 6.4(i)(d) to purchase any portion of or all the ownership interest of any partner or co-owner in such Joint Venture in an aggregate amount not in excess of $5,000,000 for the period following the date hereof and (e) Investments by the Company or any Subsidiary Guarantor (A) made after the Closing Date in any Joint Venture that is described on Schedule 6.4(i)(e) (other than Investments made pursuant to clause (d) above), (B) in any Joint Venture acquired after the Closing Date in connection with any acquisition or (C) in any Joint Venture created or entered into after the Closing Date, provided that the aggregate amount of additional investments in Joint Ventures pursuant to this clause (e) shall not exceed $5,000,000 for the period following the date hereof;

                      (ii)   Permitted Investments;

                      (iii) in the case of the Company, Interest Rate Protection Agreements permitted pursuant to Section 6.1(iv);

                      (iv) Acquisitions involving in each case a total purchase price (either individually or for a series of related transactions) of not more than $10,000,000;

                      (v) Investments by Holdings, the Company or any of the Subsidiaries consisting of loans at arms' length terms to any Person in which Holdings, directly or indirectly, owns more than a 20% equity interest (but that is not a Wholly Owned Subsidiary) existing on the Closing Date and set forth in Schedule 6.4(v), and any extensions, renewals or replacements of the same, provided that the aggregate principal amount of such loans are not at any time increased;

                      (vi) Reverse Repurchase Agreements maturing within 30 days of the date of purchase, provided that the aggregate amount of such Reverse Repurchase Agreements at any time shall not exceed 75% of all short-term Investments of Holdings, the Company and the Subsidiaries;

                      (vii) other Investments not exceeding $5,000,000 in the aggregate at any time outstanding;

                      (viii) Investments arising from transactions by the Company or any of the Subsidiaries with customers or suppliers in the ordinary course of business, including debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers, arising in the ordinary course of business and in the exercise of the reasonable business judgment of the Company or any Subsidiary.

                      (ix) Employee Loans not exceeding $2,000,000 in aggregate principal amount at any time outstanding; and

                      (x) acquisitions constituting a transaction permitted by
         Section 6.5(iv) or 6.5(vi).

                  6.5 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that:

                      (i) the Company and any Subsidiary may purchase and sell inventory and other property and services in the ordinary course of business;

                      (ii) the Company may sell (a) readily marketable securities (A) in the ordinary course of business and (B) in connection with Reverse Repurchase Agreements permitted pursuant to Section 6.4(vi) and (b) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, assets (other than readily marketable securities) to the extent that the aggregate gross cash proceeds therefrom do not exceed $25,000,000 for the period following the date hereof, provided that (x) a Financial Officer of the Company certifies on behalf of the Company that any such sale of assets is estimated by the Company in good faith to be at a price equal to or greater than the then fair market value of such asset and (y) in the case of sales of assets in respect of which the book value is greater than $10,000,000, such sale shall have been approved by the Board of Directors of the Company;

                      (iii) the Company may sell, transfer, dissolve, liquidate or otherwise dispose of shares of stock or securities of any Designated Subsidiary;

                      (iv) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any Wholly Owned Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation and no Person other than the Company or a Wholly Owned Subsidiary receives any consideration, (ii) any Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned

         Subsidiary and no Person other than the Company or a Wholly Owned Subsidiary receives any consideration and (iii) the Company or any Subsidiary may make any investment permitted by Section 6.4;

                      (v) the Company and any Subsidiary may lease and sublease assets in the ordinary course of business;

                      (vi) any Subsidiary may sell, assign, pledge or otherwise transfer any of its assets to the Company or any Subsidiary Guarantor; and

                      (vii) any Joint Venture may sell or otherwise dispose of any of its assets (other than in a sale of all or substantially all its assets or in a complete liquidation of such Joint Venture).

                  6.6 Dividends and Distribution. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that:

                      (i) Holdings may declare or distribute dividends payable solely in its common stock;

                      (ii) any Subsidiary may declare and pay dividends or make other distributions to (i) the Company and (ii) any Subsidiary Guarantor;

                      (iii) so long as no Event of Default or Default shall have occurred and be continuing, the Company may (i) declare and pay dividends or make other distributions to Holdings in order to enable Holdings to pay any taxes or expenses required to be paid by Holdings in the ordinary course of business, so long as the aggregate amount of such dividends or other distributions (other than any such dividends or other distributions made for the purposes of paying taxes), together with the aggregate principal amount of any loans made pursuant to
         Section 6.1(vi)(c), does not exceed $2,000,000 in any fiscal year;

                      (iv) any Joint Venture may make distributions to its owners, and

                      (v) any prepayment, redemption or similar payment on or in respect of the Notes.

                  6.7 Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that so long as no Default or Event of Default shall have occurred and be continuing, the Company or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such subsidiary than could be obtained on an arm's-length basis from unrelated third parties, as determined in good faith by the Board of Directors of Holdings, the Company or such Subsidiary, as the case may be; provided, however, that no determination of any such Board of Directors shall be required with respect to (a) any such transactions entered into in the ordinary course of business, (b) any such transactions entered into with any Noteholder or any Affiliate of any Noteholder or (c) transactions with directors, shareholders and employees pursuant to agreements existing as of the Closing Date and other compensation arrangements in the ordinary course of business, except that Holdings, the Company or any Subsidiary may engage in any transaction described on Schedule 6.7.

                  6.8 Business of Company and Subsidiaries. Engage at any time in any business or business activity other than (a) in the case of the Company and the Subsidiaries, the businesses currently conducted by it or them or a business substantially similar thereto and business activities reasonably incidental thereto and (b) in the case of Holdings, the ownership of all the outstanding common stock of the Company and business activities reasonably incidentally hereto.

                  6.9 Fiscal Year. Change the end of its fiscal year from December 31 to any other date.

                  6.10 Other Agreements. (i) Take or omit to take any action, which act or omission would constitute a default or event of default under any agreement, document or instrument to which it is a party.

                      (ii) Permit any Subsidiary Guarantor to enter into any agreement or investment that by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to the Company or any Subsidiary that is a direct or indirect parent of such Subsidiary.

7.  CONDITIONS PRECEDENT

                  7.1 Conditions Precedent. The obligation of the Noteholders to exchange the Subordinated Rollover Notes and the Warrants for the New Notes and the Deferred Warrant Consideration pursuant to Section 2.1 hereof, is subject to the condition that each Noteholder shall have received, on the Closing Date, the following, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to Noteholders:

                  (a) (i) The Notes duly executed by the Company and payable to and registered in the name of each Noteholder, respectively; and (ii) the Holdings Guarantee and each Subsidiary Guarantee, duly executed by Holdings and each Subsidiary Guarantor.

                  (b) Favorable opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Company, substantially in the form attached hereto as Exhibit D, it being understood that to the extent that such opinion of counsel to the Company shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance reasonably satisfactory to the Noteholders and shall provide that the Noteholders may rely thereon.

                  (c) Resolutions of the board of directors of the each Coram Party, certified by the Secretary or Assistant Secretary of the such Coram Party, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Agreement and (ii) specific officers to execute and deliver this Agreement and each other Note Document to which it is a party.

                  (d) Governmental certificates, dated the most recent practicable date prior to the Closing Date, showing that each of Holdings, the Company and the Significant Subsidiary is organized and existing in the jurisdiction of its organization and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business.

                  (e) A copy of the articles or certificate of incorporation and all amendments thereto of each of Holdings, the Company and the Significant Subsidiary, certified as of a recent date by the Secretary of State of such Coram Party's jurisdiction of organization, and copies of the each Coram Party's by-laws, certified by the Secretary or Assistant Secretary of each Coram Party as true and correct as of the Closing Date.

                  (f) The New Amaral Employment Agreement and the New Healthcare Non-Compete Agreement, duly executed by Holdings, the Company and Donald Amaral (the condition precedent in this paragraph being the "Employment Agreement Condition").

                  (g) The Home Healthcare Non-Compete Agreement and the Initial Healthcare Non-Compete Agreement, duly entered by Holdings, the Company and Donald Amaral on or prior to May 31, 1998.

                  (h) The issuance of the Series B Notes shall have been approved by the holders of the Common Stock (such approval being the "Stockholder Approval" and the condition precedent in this paragraph, the "Stockholder Approval Condition").

                  (i) Certificates of the Secretary or an Assistant Secretary of each Coram Party, dated the Closing Date, as to the incumbency and signatures of the officers of each Coram Party executing this Agreement, the Notes, each other Note Document to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                  (j) Certificate of the Chief Financial Officer of the Company, dated the Closing Date, stating that all of the representations and warranties of the Company and Holdings contained herein or in the other Note Documents are true and correct on and as of the Closing Date as if made on such date and that no breach of any covenant contained in Article 6 and no Default or Event of Default has occurred or would result from the Closing hereunder.

                  (k) Copies of all documentation evidencing all Indebtedness of the Company existing on the Closing Date, including any documentation relating to the Senior Debt, the terms of which shall be satisfactory to the Noteholders.

                  (l) All conditions to funding under the Senior Loan Agreement shall have been satisfied and amounts shall be immediately available for drawing thereunder (subject to any requirement for notices of borrowing).

                  7.2 Additional Conditions. The obligation of each Noteholder to exchange its Notes and Warrants pursuant to Section 2.1 hereof is subject to the additional conditions precedent that:

                  (a) There shall not have occurred any event or condition since December 31, 1997 which could have a Material Adverse Effect.

                  (b) All of the representations and warranties of Holdings and the Company contained herein or in the other Note Documents shall be true and correct on and as of the Closing Date as if made on such date and no breach of any covenant contained in Article 6 or Default or Event of Default shall have occurred or would result from the Closing hereunder.

                  (c) The Closing shall have occurred no later than June 30, 1998.

8.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES

                  8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder and under the Notes:

                  (a) any representation or warranty made or deemed made in or in connection with any Note Document or the Notes, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Note Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest or premium on any Note or any fee or any other amount including, without limitation, the Deferred Warrant Consideration, (other than an amount referred to in (b) above) due under any Note Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

                  (d) default shall be made in the due observance or performance by Holdings, the Company or any Subsidiary of any covenant, condition or agreement contained in Sections 5.1(i), 5.5, 5.9 or in Article 6;

                  (e) default shall be made in the due observance or performance by

         Holdings, the Company or any Subsidiary of any covenant, condition or agreement contained in any Note Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Noteholders or any Noteholder to the Company;

                  (f) Holdings, the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $1,000,000 when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause
         (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Company or any Subsidiary, or of a substantial part of the property or assets of Holdings, the Company or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law,
         (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Company or any Subsidiary or for a substantial part of the property or assets of Holdings, the Company or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) Holdings, the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
         (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Company or any Subsidiary or for a substantial part of the property or assets of Holdings, the Company or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount that is not covered by insurance in excess of $5,000,000 shall be rendered against Holdings, the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Company or any Subsidiary to enforce any such judgment;

                  (j) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of Holdings or the Company to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Noteholders or after the receipt by the Noteholders of a statement required pursuant to Section 5.6(ii)(c) hereof, the Noteholders shall have notified the Company in writing that
         (A) the Required Holders have made a reasonable determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds for the termination of such Plan or Plans by the PBGC, the appointment by the appropriate United States district court of a trustee to administer such Plan or Plans or the imposition of a lien in favor of a Plan and
         (B) as a result thereof an Event of Default exists hereunder; or (ii) a trustee shall be appointed by a United States district court to administer any such Plan or Plans; or (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Plan or Plans;

                  (k) (i) Holdings, the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) Holdings, the Company or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities

         (determined as of the date or dates of such notification), either (A) exceeds $5,000,000 or requires payments exceeding $1,000,000 in any year or (B) is less than $5,000,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due;

                  (l) Holdings, the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Holdings, the Company and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $5,000,000;

                  (m) any Guarantee Agreement shall cease to be, or shall be asserted by Holdings or by any Subsidiary Guarantor, as applicable, not to be, in full force and effect; or

                  (n) the New Amaral Employment Agreement or the Non-Compete Agreements delivered pursuant to Section 7.1(f) and (g) of this Agreement shall be terminated or shall otherwise cease to be enforceable or in full force and effect or Donald Amaral shall cease to be the chief executive officer of the Company for any reason (other than by reason of his incapacitation or death; or upon expiration of the original term of such agreements; or upon his removal by majority vote of the Board of Directors of the Company in which the Board member appointed by the Noteholders pursuant to Section 10 hereof voted in favor of such removal (or if no board member has been appointed pursuant to Section 10, the Required Holders have approved such removal));

then, and in every such event (other than an event with respect to the Company described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Required Noteholders may, by notice to the Company, declare the Notes then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Notes so declared to be due and payable, together with accrued interest and premium, if any, thereon and any unpaid accrued fees and all other liabilities of the Company accrued hereunder and under any other Note Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Note Document to the contrary notwithstanding.

                  8.2 Waivers by the Company. Except as otherwise provided for in this Agreement and applicable law, each of Holdings, the Company and the Subsidiary Guarantors waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate and notice of acceleration and (ii) the benefit of all valuation, appraisal and exemption laws. Holdings and the Company acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Note Documents and the transactions evidenced by this Agreement and the other Note Documents.

                  8.3 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each Noteholder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Noteholder to or for the credit or the account of any Coram Party against any and all of the obligations of such Coram Party now or hereafter existing under this Agreement, the Holdings Guaranty, the Subsidiary Guarantees and the Notes held by such Noteholder irrespective of whether or not such Noteholder shall have made any demand under this Agreement, the Holdings Guaranty, the Subsidiary Guarantees or the Notes. Each Noteholder agrees promptly to notify the relevant Coram Party after any such set-off and application made by such Noteholder; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Noteholder under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Noteholder may have.



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

9.  SUBORDINATION

                  9.1 Notes Subordinated to Senior Debt. The Company covenants and agrees, and each Noteholder and any other holder of the Notes (each Noteholder and such holders being hereinafter referred to collectively as "Holders") by its acceptance thereof likewise covenants and agrees, that all Obligations of the Company pursuant to this Agreement and all indebtedness evidenced by the Notes (including without limitation principal thereof and interest and premium, if any pursuant to Sections 2.6, thereon) (collectively the "Subordinated Debt") shall be subordinated in accordance with the provisions of this Section 9 to the prior payment in full of all Senior Debt of the Company. For purposes of this Section 9, the term "Senior Debt" shall mean the Senior Debt of the Company and shall include principal of and premium, if any, and interest on all loans and other extensions of credit under, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to, the terms of the Senior Debt, to the extent permitted to be incurred pursuant hereto.

                  9.2  Priority and Payment Over of Proceeds in
Certain Events.

                  (a) Subordination on Dissolution, Liquidation or Reorganization of the Company. Upon payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, all Senior Debt shall first be paid in full in cash, or payment provided for in cash or cash equivalents in a manner satisfactory to the holders of Senior Debt, before any direct or indirect payments or distributions, including, without limitation, by exercise of set-off, of any cash, property or securities on account of principal of (or premium, if any) or interest on the Notes and to that end the holders of Senior Debt shall be entitled to receive (pro rata on the basis of the respective amounts of Senior Debt held by them) directly, for application to the payment thereof (to the extent necessary to pay all Senior Debt in full after giving effect to any substantially concurrent payment or distribution to or provision for payment to the holders of such Senior Debt), any payment or distribution of any kind or character, whether in cash, property or securities, in respect of the Subordinated Debt. The holders of Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders if they or any of them do not file, and there is not otherwise filed on behalf of the Holders, a proper claim or proof of claim in the form required in any such proceeding prior to 15 days before the expiration of the time to file such claim or claims.

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

                  (b) Subordination on Default in Senior Debt. The Company shall not make, and the Holders shall not accept, any direct or indirect payment (in cash, property or securities, by set-off or otherwise) by or on behalf of the Company of principal of on premium, if any, or interest on any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, prepayment, purchase or other acquisition of any Subordinated Debt, whether pursuant to the terms of the Notes or any of the Note Documents, if at the time of such payment there exists (i) a default in the payment of all or any portion of principal of, interest on, fees or other amounts owing in connection with any Senior Debt when the same becomes due and payable, whether at maturity, at a date fixed for prepayment or by declaration or otherwise or (ii) any other default under the terms of the Senior Debt that with the giving of notice to the Company, the lapse of time, or both, would entitle the holders of the Senior Debt to accelerate the maturity thereof ("Other Default") and the Noteholders have received notice of such Other Default from a representative of the holders of the Senior Debt (the "Representative") as provided below, and in either case such default shall not have been cured or waived in writing; provided, however, that if within the period specified in the next sentence with respect to an Other Default, the holders of the Senior Debt have not declared the Senior Debt to be immediately due and payable (or have declared such Senior Debt to be immediately due and payable and within such period have rescinded such acceleration), then and in that event, payment of principal of, and interest on, the Subordinated Debt shall be resumed upon termination of such period, subject to the provisions of Sections 9 and 9.2 hereof. With respect to an Other Default the period referred to in the preceding sentence shall commence upon receipt by the Noteholders of a written notice or notices (which shall specify all Other Defaults existing on the date of such notice and of which the Representative has actual knowledge at such time) of the commencement of such period from the Representative, and shall end at the completion of the 179th day after the beginning of such period. Only one such 179 day period may commence within any 360 consecutive days. Upon termination of any such period, the Company shall resume payments on account of the principal of, and interest on, the Subordinated Debt, subject to the provisions of Sections 9.1 and 9.2 hereof.


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

                  (c) Rights and Obligations of Holders.

                      (i) In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, including, without limitation, Section 9.2(a) the Holders shall have received any payment on account of the Subordinated Debt at a time when such payment is prohibited by such provision before the Senior Debt is paid in full, then and in such event, such payment or distribution shall be received and held in trust by the Holders apart from their other assets and paid over or delivered to the holders of the Senior Debt remaining unpaid to the extent necessary to pay in full in cash the principal of, and interest on, such Senior Debt in accordance with its terms and after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                      (ii) Nothing contained in this Section 9 will limit the right of the Holders of Subordinated Debt to take any action to accelerate the maturity of the Subordinated Debt pursuant to Section 8.1 hereof; provided, however, that all Senior Debt then due or thereafter declared to be due shall first be paid in full before the Holders are entitled to receive any payment from the Company of principal of, or interest on, the Subordinated Debt.

                      (iii) Upon any payment or distribution of assets or securities referred to in this Section 9, the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

                  9.3 Rights of Holders of Senior Debt Not to Be Impaired. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein regardless of any knowledge thereof such holder may have or otherwise be charged with.

                  The provisions of this Section 9 are intended to be for the benefit of, and

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

shall be enforceable directly by, the holders of the Senior Debt. The Company and each Holder, by its acceptance thereof, acknowledges that the holders of the Senior Debt are relying upon the provisions of this Section 9 in extending such Senior Debt.

                  9.4 Subrogation. Upon the payment in full of all Senior Debt, the Holders shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, the Senior Debt pursuant to the provisions of this Section 9 and to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company made on the Senior Debt until the Notes shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of Senior Debt of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Section 9, and no payment over pursuant to the provisions of this Section 9 to holders of Senior Debt by the Holders, shall, as between the Company, its creditors other than holders of Senior Debt and the Holders, be deemed to be payment by the Company to or on account of Senior Debt it being understood that the provisions of this Section 9 are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the Holders, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Section 9 shall have been applied, pursuant to the provisions of this Section 9, to the payment of Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all Senior Debt in full.

                  9.5 Obligations of the Company Unconditional. Nothing contained in this Section 9 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of (premium, if any), and interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein shall prevent any Holder from exercising all remedies otherwise permitted by applicable law upon the occurrence of a Default or Event of Default under this Agreement, subject to the rights, if any, under this Section 9 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

The failure to make a payment on account of principal of, or interest on, the Notes by


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

reason of any provision of this Section 9 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

                  9.6 Notice to Holders. The Company shall give prompt written notice to each Holder of any fact known to the Company which would prohibit the making of any payment on or in respect of the Notes, but failure to give such notice shall not affect the subordination of the Subordinated Debt to the Senior Debt provided in this Section 9. Notwithstanding the provisions of this Section 9 or any other provision of this Agreement or the Notes, no Holder shall be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or in respect of the Notes, unless and until the Holders shall have received written notice thereof from the Company or representative of or holder of Senior Debt, and, prior to the receipt of any such written notice, subject to the provisions of this Section 9, the Holders shall be entitled in all respects to assume no such facts exist. Nothing contained in this Section 9.6 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Sections 9.1 and 9.2.

                  9.7 Right of Any Holder as Holder of Senior Debt. Any Holder in its individual capacity shall be entitled to all the rights set forth in this
Section 9 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Agreement shall deprive such Holder of any of its rights as such holder.

                  9.8 Reinstatement. The provisions of this Section 9 shall continue to be effective or be reinstated, and the Senior Debt shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

10.      BOARD OF DIRECTORS

                  (_) The Company and Holdings hereby agree that at all times after the date hereof and so long as any Original Holders or their Affiliate is the beneficial holder of any Notes, the Noteholders (acting by the Required Holders) shall be entitled to designate one member of the Board of Directors of Holdings. Promptly after the date hereof, Holdings shall take all actions necessary to elect, or to cause the Board of Directors to approve and appoint, the designee of the Noteholders to the Board of Directors of Holdings. Such designee shall also be a member of the Audit Committee and Compensation Committee of the Board, if any.


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

                  (_) In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of the Noteholders' designee, Holdings hereby agrees to use its best efforts to cause the directors designated by them to vote for the individual designated by the Noteholders to fill such vacancy.

                  (_) If the Noteholders elect not to designate a member of the Board of Directors, the Noteholders (acting by the Required Holders) may designate one individual (an "Observer") to attend all meetings of the Board of Directors (and any audit or compensation committees thereof) in a non-voting observer capacity. The Observer shall be entitled to receive all reports, presentations and materials as if such Observer were a member of the Board. Holdings shall reimburse any director designated by the Noteholders for any reasonable expenses incurred in connection with meetings of the Board of Directors and committees thereof, and shall similarly reimburse the Observer for all out-of-pocket expenses incurred in connection with the Observer's attendance at any such meetings (including reasonable travel expenses).

                  (_) The Noteholders' right to designate a member of the Board of Directors or an Observer shall continue so long as any Obligations are outstanding.

11.  MISCELLANEOUS

                  11.1 Complete Agreement; Modification of Agree- ment; Sale of Interests. (a) The Note Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except as provided therein, or in the case of the Note Documents by an agreement in writing signed by the applicable Coram Party and those Noteholders party thereto in accordance with Section 11.1(d) hereof. No Coram Party may sell, assign or transfer any of the Note Documents or any portion thereof, including, without limitation, such Coram Party's rights, title, interests, remedies, powers and duties hereunder or thereunder.

                  (b) Each Noteholder may sell, assign, transfer or negotiate to one or more other lenders, commercial banks, insurance companies, other financial institutions or any other Person acceptable to such Noteholder all or a portion of its rights and obligations under the Notes held by such Noteholder and this Agreement; provided, however, that acceptance of such assignment by any assignee shall constitute the agreement of such assignee to be bound by the terms of this Agreement applicable to such Noteholder. From and after the effective date of such an assignment, (x) the assignees thereunder shall, in addition to the rights and obligations hereunder held by it


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

immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such assignment and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment and acceptance covering all or the remaining portion of an assignor's rights and obligations under this Agreement, such assignor shall cease to be a party hereto). Each Noteholder may sell participations in the Notes at any time.

                  (c) The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

                  (d) Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000.

                  (e) Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (ii) in the case of mutilation, upon surrender and cancellation thereof, within five Business Days thereafter the Company at its own expense shall execute and deliver, in

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

lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

                  (f) No amendment or waiver of any provision of this Agreement or the Notes or any other Note Document, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each holder of a Note affected thereby do any of the following: (i) subject such holder to any additional obligations, (ii) reduce the principal of, or interest on, the Notes or other amounts payable hereunder or release or discharge the Company or any Guarantor from its obligations to make such payments, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes or other amounts payable hereunder,
(iv) change the aggregate unpaid principal amount of the Notes, or the number of holders thereof, which shall be required for such holders or any of them to take any action hereunder, or (v) amend this Section 11.1.

                  11.2 Fees and Expenses. The Company shall pay all reasonable out-of-pocket expenses of the Required Holders in connection with the preparation of the Note Documents and the transactions contemplated thereby and any amendment, modification or waiver, or consent with respect to, any of the Note Documents or its rights hereunder or thereunder, including all legal expenses. In addition, if, at any time or times, any Noteholder shall employ counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

                       (i) any litigation, contest, dispute, suit, proceeding or action instituted by such Noteholder against the Company or any Subsidiary of the Company as to which it is successful in obtaining a judgment, or by the Company or any Subsidiary of the Company, in any way relating to any of the Note Documents or any other agreements to be executed or delivered in connection herewith (other than any such action brought by Holdings, the Company or any Subsidiary of the Company against any Noteholders or any Holder to enforce any provisions of the Note Documents, and in which Holdings, the Company or such Subsidiary is successful in obtaining a judgment against such Noteholder or such Holder or, except as otherwise provided in any settlement agreement, settles such action); or

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


                       (ii) any attempt to enforce any rights of any Noteholder against Holdings, the Company or any Subsidiary, that may be obligated to such Noteholder by virtue of any of the Note Documents;

then, and in any such event, the attorneys' and other parties' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable, on demand, by the Company to such Noteholder and shall be additional Obligations under this Agreement and the other Note Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

                  11.3 No Waiver by Noteholders. A Noteholder's failure, at any time or times, to require strict performance by any Coram Party of any provision of this Agreement and any of the other Note Documents shall not waive, affect or diminish any right of Noteholder thereafter to demand strict compliance and performance therewith. Any suspension or waiver by any Noteholder of an Event of Default by any Coram Party under the Note Documents shall not suspend, waive or affect any other Event of Default by such Coram party under this Agreement and any of the other Note Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Coram Party contained in this Agreement or any of the other Note Documents and no Event of Default by any Coram party under this Agreement and no defaults by any Coram Party under any of the other Note Documents shall be deemed to have been suspended or waived by Noteholders, unless such suspension or waiver is by an instrument in writing signed by an officer of such Noteholder and the Required Holders and directed to the Company specifying such suspension or waiver.

                  11.4 Remedies. Each Noteholder's rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights and remedies which such Noteholder may have under any other agreement, including without limitation, the Note Documents, by operation of law or otherwise.

                  11.5 Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under the Note Documents.


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

                  11.6 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  11.7 Parties. This Agreement and the other Note Documents shall be binding upon, and inure to the benefit of, the successors of the Coram Parties and each Noteholder and the assigns, transferees and endorsees of such Noteholder.

                  11.8 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Note Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Note Documents, the provision contained in this Agreement shall govern and control.

                  11.9 Governing Law. Except as otherwise ex- pressly provided in any of the Note Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. Each Noteholder and the Coram Parties agree to submit to personal jurisdiction and to waive any objection as to venue in the County of New York, State of New York. Service of process on the Noteholder or the Coram Parties in any action arising out of or relating to any of the Note Documents shall be effective if mailed to such party at the address listed in Section 11.10 hereof. Nothing herein shall preclude any Noteholder or any Coram Party from bringing suit or taking other legal action in any other jurisdiction.

                  11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified

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

mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answerback addressed as follows:

                  (a)      If to the Company or any other Coram Party at:

                           Coram Healthcare Corporation
                           1125 Seventeenth Street
                           Suite 2120
                           Denver, Colorado 80202
                           Attn: Wendy L. Simpson
                           Telecopy Number: (303) 672-8799

                                       and

                           Paul J. Quiner, Esq.
                           Telecopy Number:  (303) 298-0047

                           With a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           555 South Flower Street
                           Los Angeles, California 90071
                           Attn: David L. Gersh
                           Telecopy Number: (213) 627-0705

                  (b)      If to the Noteholders:

                           Cerberus Partners, L.P.
                           450 Park Ave.
                           28th Floor
                           New York, NY 10022
                           Attn: Steven Feinberg
                           Fax: (212) 421-2947

                           Goldman Sachs Credit Partners L.P.
                           c/o Goldman, Sachs & Co.
                           85 Broad Street, 6th Floor
                           New York, NY 10004
                           Attn: Jim Halka
                           Fax: (212) 357-4597


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

                           Foothill Capital Corporation
                           11111 Santa Monica Blvd.
                           Suite 1500
                           Los Angeles, CA 90025
                           Attn: Ed Stearns
                           Fax: (310) 479-0461

                           With a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attn:  Ted S. Waksman, Esq.
                           Telecopy Number:  (212) 310-8007

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the Persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  11.11 Survival. The representations and warranties of Holdings and the Company in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

                  11.12 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

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

                  11.14 Publicity. The Company shall not issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the Noteholders in advance. Notwithstanding the foregoing, the Company may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as it may be advised by counsel is legally necessary or advisable.

                  IN WITNESS WHEREOF, Holdings, the Company and the Noteholders have duly executed this Agreement as of the day and year first above written.

                                    CORAM, INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    CORAM HEALTHCARE CORPORATION



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    CERBERUS PARTNERS, L.P.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    FOOTHILL CAPITAL CORPORATION


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:





                                       75